Exhibit 99.1

Supplemental Financial and Operating Information

June 30, 2021

WOODLAND MALL

PLYMOUTH MEETING MALL
Burlington
DICK'S
MILLER'S

ZARA

www.preit.com

NYSE: PEI

NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

June 30, 2021

Table of Contents
Introduction

Company Information	1

Earnings Release	2

Changes in Funds from Operations for the Three and Six Months Ended June 30, 2021	5

Market Capitalization and Capital Resources	6

Operating Results

Statements of Operations – Three and Six Months Ended June 30, 2021 and 2020	7

Computation of Earnings Per Share	8

Reconciliation of Net Operating Income and EBITDAre (Non-GAAP Measures) – Three and Six Months Ended June 30, 2021 and 2020	9

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Three Months Ended June 30, 2021 and 2020	10

Reconciliation of Equity in Income (Loss) of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) – Three Months Ended June 30, 2021 and 2020	11

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Six Months Ended June 30, 2021 and 2020	12

Reconciliation of Equity in Income (Loss) of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Six Months Ended June 30, 2020 and 2019	13

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures) – Three and Six Months Ended June 30, 2021 and 2020	14

Condensed Consolidated Balance Sheets	15

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)	16

Operating Statistics

Leasing Activity Summary – Three and Six Months Ended June 30, 2021	17

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	19

Mall Occupancy Percentage and Sales Per Square Foot	20

Top Twenty Tenants	21

Lease Expirations	22

Property Information	23

Balance Sheet

Investment in Real Estate - Consolidated Properties	25

Investment in Real Estate - Equity Method Investments at Ownership Share	26

Capital Expenditures – Three and Six Months Ended June 30, 2021	27

Debt Analysis	28

Debt Schedule	30

Selected Debt Ratios	31

Forward Looking Statements	32

Definitions	33

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (NYSE:PEI) is a publicly traded real estate investment trust (REIT) that owns and manages distinctive real estate in high barrier-to-entry markets at  the forefront of enabling communities through the built environment. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in densely-populated, high barrier-to-entry markets with tremendous opportunity to create vibrant multi-use destinations. PREIT is focused on enhancing the quality of its portfolio through redevelopment, anchor repositioning, diversifying its tenant mix and densifying properties by adding a mix of uses.  Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. The portfolio consists of 26 retail properties, 25 of which are operating properties and one is a development property. The 25 operating retail properties have a total of 19.8 million square feet and include 20 shopping malls and five other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Heather Crowell

EVP, Strategy and Communications

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0735

Fax: (215) 546-2504

Email: Heather.Crowell@preit.com

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports Second Quarter 2021 Results

Year-to-Date Leasing Pipeline Exceeds That of Past Five Years

Liquidity Profile Continues to Improve; Total Liquidity of $104.9 Million at End of Second Quarter

June Sales for Comparable Tenants Increase 16% over June 2019

Total Core Mall Leased Space Improved to 92.6%

Philadelphia, August 5, 2021 - PREIT (NYSE: PEI) today reported results for the three and six months ended June 30, 2021.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended June 30,		Six Months Ended June 30,
(per share amounts)	2021	2020	2021	2020
Net loss - basic and diluted	$(0.40)	$(0.38)	$(1.04)	$(0.64)
FFO	$0.10	$(0.06)	$(0.04)	$0.08
FFO, as adjusted	$0.03	$(0.06)	$(0.12)	$0.09

“We believe this quarter marks the inflection point in the turnaround of our business and the evolution of PREIT. It is now clear that the work we have done in creating a stronger portfolio by selling off 19 lower-productivity properties, repositioning 19 anchor boxes with over 3 dozen new tenants and securing a differentiated tenant base is driving results.  Our portfolio is generating tremendous momentum with strong same store NOI growth, that is expected to continue through the balance of the year, tenant sales ahead of pre-pandemic levels and a leasing pipeline that exceeds any of the past five years’ activity,” said Joseph F. Coradino, Chairman and CEO of PREIT.  “Consumers are demonstrating their desire to return to in-person shopping and are attracted to the mix of tenants at our properties that meet the changing needs of today’s consumer.”

•	Same Store NOI, excluding lease termination revenue, increased 53.9% for the three months ended June 30, 2021 compared to the three months ended June 30, 2020.
•

For the quarter, results were driven by an increase in real estate revenue of $17.7 million primarily due to prior year pandemic-related store closings and rent abatements and the increase in credit losses for challenged tenants for the three months ended June 30, 2020, partially offset by reduced expense recoveries resulting from temporary rent restructuring.

•	Second quarter 2020 Same Store NOI would have been $43.4 million when adjusted for the $10.5 million in rental abatements granted. Quarterly Same Store NOI grew by 16.6% over this adjusted amount.
•

For the fourth straight quarter, collections improved with cash collections increasing to 127% of billings for the second quarter of 2021.  We collected 88% of billed second quarter 2021 rents, an increase from receipts of 81%, 73% and 61% of billed rents as of the end of each of the past three quarters, respectively.  Momentum continued in July with 91.4% of billed rents collected, or 126% on a cash collections basis.

•	The Company’s accounts receivable balance decreased again in the second quarter of 2021, down to $37.8 million as of June 30, 2021 from $54.5 million as of December 31, 2020.
•

As a result of strong collections, net cash generated from operating activities totaled $34.7 million for the six months ended June 30, 2021 compared to $3.7 million used in the six months ended June 30, 2020.

•

Robust leasing activity is driving increased occupancy with Core Mall total occupancy increasing 100 basis points, sequentially, to 90.2%.  Core Mall non-anchor occupancy increased 80 basis points, sequentially, to 87.8%.

•

Total Core Mall leased space, at 92.6%, exceeds occupied space by 240 basis points, and total non-anchor leased space, at 90.4%, exceeds occupied space by 260 basis points when factoring in executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.

•	Sales grew at over 80% of properties, with comparable tenants, meaning that reported sales in both periods, reporting sales growth of 16% over in June 2021 when compared to June of 2019.
•

Average renewal spreads for the six months ended June 30, 2021 declined by 1.0%. COVID-related rent concessions impacted quarterly renewal spread results for tenants under 10K square feet by 370 basis points

Leasing and Redevelopment

•	500,000 square feet of leases are signed for future openings, which is expected to contribute annual gross rent of $10.8 million.
•	Leasing momentum continues to build with transactions executed or in the process of being negotiated for 1.2 million square feet of occupancy thus far in 2021.
•	Construction is underway for Aldi to open its first store in the portfolio at Dartmouth Mall in Dartmouth, MA in Q3 2021.
•	A lease has been executed for a new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD with an anticipated opening in Q1 2022.
•	Tilt Studios is under construction to replace JC Penney at Magnolia Mall in Florence, SC. The family-focused destination is expected to open in Q3 2021.
•	A transaction has been executed with Cooper University Health Care for an outpatient location in the former Sears space at Moorestown Mall in Moorestown, NJ.
•	The Company executed a rezoning agreement to allow for the addition of up to 1,065 multifamily units and a hotel at Moorestown Mall.
•

A lease has been executed with Turn 7 to occupy the former Lord & Taylor space at Moorestown Mall.  Turn 7 will open this Fall selling ever-changing overstocked merchandise from online channels at a discount, in a fast-paced, fun atmosphere.

•	A lease is nearly finalized with an entertainment destination to replace the former JC Penney at Willow Grove Park, adding family entertainment to this locally-loved destination shopping experience.

Primary Factors Affecting Financial Results for the Three Months Ended March 31, 2021 and 2020

•

Net loss attributable to PREIT common shareholders was $31.4 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $0.40 per basic and diluted share for the three months ended June 30, 2021, compared to net loss attributable to PREIT common shareholders of $29.2 million, or $0.38 per basic and diluted share for the three months ended June 30, 2020.

•

Same Store NOI, including lease terminations, increased by $20.7 million, or 62.3%. The increase is primarily due to tenant store closings and rent abatements and increased credit losses that occurred in the prior year, partially offset by a reduction in expense recoveries resulting from tenant restructuring transactions.

•	Non-Same Store NOI increased by $0.5 million, primarily due to high credit losses in the prior year, partially offset by the transfer of property at Valley View Mall during the third quarter of 2020.
•

FFO for the three months ended June 30, 2021 was $0.10 per diluted share and OP Unit compared to $(0.06) per diluted share and OP Unit for the three months ended June 30, 2020.  Adjustments to FFO in the second quarter of 2021 were primarily related to $(0.06) per share from gain on debt extinguishment and $(0.01) per share from gain on hedge ineffectiveness.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three and six months ended June 30, 2021 and 2020 is included on page 5.

Liquidity and Financing Activities

As of June 30, 2021, the Company had $75.2 million available under its First Lien Revolving Credit Facility. The  Company’s corporate cash balances, when combined with available credit, provides total liquidity of $104.9 million.

During the quarter, the Company entered into over $175 million of mortgage loans, in the aggregate and reflecting the Company’s share.  The mortgages are secured by Viewmont Mall, Francis Scott Key Mall, two of the Company’s joint venture open-air assets, Court at Oxford Valley and Red Rose Commons and a developable land parcel.  These refinancing transactions extended the Company’s nearest-term maturities.

Asset Dispositions

Multifamily Land Parcels: The Company has executed agreements of sale for land parcels for anticipated multifamily development in the amount of $87.2 million. The agreements are with multiple buyers across five properties for approximately 2,200 units as part of Phase I of the Company’s previously announced multifamily land sale plan.  Closing on the transactions is subject to customary due diligence provisions and securing entitlements.

Hotel Parcels: The Company has an executed agreement of sale to convey a land parcel for anticipated hotel development in the amount of $2.5 million for approximately 125 rooms. Closing on the transaction is subject to customary due diligence provisions and securing entitlements.

2021 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday
August 5, 2021, to review the Company’s results and future outlook.  To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 4436069, at least fifteen minutes before the scheduled start time as callers could experience delays.  Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust (REIT) that owns and manages distinctive real estate in high barrier-to-entry markets at  the forefront of enabling communities through the built environment. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in densely-populated, high barrier-to-entry markets with tremendous opportunity to create vibrant multi-use destinations. Additional information is available at preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations

For the Three and Six Months Ended June 30, 2021 as compared to the Three and Six Months Ended June 30, 2020

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended June 30, 2021	Per Diluted Share and OP Unit	Six Months Ended June 30, 2021	Per Diluted Share and OP Unit
Funds from Operations, as adjusted June 30, 2020	$(4,473)	$(0.06)	$6,800	$0.08

Changes - Q2 2020 to Q2 2021

Contribution from anchor replacements and new box tenants	662	0.01	1,316	0.02
Impact from bankruptcies	386	0.01	622	0.01
Other leasing activity, including base rent and net CAM and real estate tax recoveries	7,942	0.10	(759)	(0.01)
Lease termination revenue	406	0.01	432	0.01
Credit losses	6,311	0.08	7,006	0.09
Other	(167)	-	(801)	(0.01)
Same Store NOI from unconsolidated properties	5,118	0.07	2,742	0.04
Same Store NOI	20,658	0.26	10,558	0.14
Non Same Store NOI	521	0.01	(1,074)	(0.02)
Dilutive effect of asset sales	-	-	-	-
General and administrative expenses	(2,966)	(0.04)	(4,102)	(0.05)
Capitalization of leasing costs	(140)	-	(881)	(0.01)
Other	6,550	0.08	12,683	0.16
Interest expense, net	(17,546)	(0.22)	(33,695)	(0.43)
Increase in weighted average shares	-	0.01	-	0.01
Funds from Operations, as adjusted June 30, 2021	2,604	0.03	(9,711)	(0.12)
Provision for employee separation expense	(149)	-	(240)	(0.01)
Gain on hedge ineffectiveness	494	0.01	1,797	0.03
Gain on debt extinguishment, net	4,587	0.06	4,587	0.06
Insurance recoveries, net	670	0.01	670	0.01
Reorganization expenses	(69)	-	(267)	(0.01)
Funds from Operations June 30, 2021	$8,137	$0.10	$(3,164)	$(0.04)

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	June 30, 2021	December 31, 2020
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	79,260	79,537
OP Units Outstanding	1,976	1,976
Total Common Shares and OP Units Outstanding	81,236	81,513
Equity Market Capitalization—Common Shares and OP Units	$202,277	$81,513
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$586,027	$465,266

DEBT CAPITALIZATION
Secured Debt Balance (1)	$2,242,368	$2,236,872
Debt Capitalization	2,242,368	2,236,872
TOTAL MARKET CAPITALIZATION	$2,828,395	$2,702,138

Equity Capitalization/Total Market Capitalization	20.7%	17.2%
Debt Capitalization/Total Market Capitalization	79.3%	82.8%

CAPITAL RESOURCES
Cash and Cash Equivalents	$61,908	$55,086
Revolving Facility	130,000	130,000
Amount Outstanding	(54,830)	(54,830)
Available First Lien Revolving Facility (2)	75,170	75,170
Term Loans	1,096,400	1,072,620
Amount Borrowed	(1,096,400)	(1,072,620)
Available Term Loans	-	-
TOTAL	$137,078	$130,256
Shelf Registration	$-	$-

(1)

Includes all consolidated mortgages, term loans, and revolving credit facility, as well as our share of mortgage debt from unconsolidated equity method investments, which includes $97.3 million and $100.5 million of secured debt from our share of the FDP Term Loan as of June 30, 2021 and December 31, 2020 and $54.4 million and $50.0 million from our share of the FDP Partnership Loan as of June 30, 2021 and December 31, 2020, respectively. As of December 10, 2020, all debt is now secured.

(2)	The available First Lien Revolving Facility borrowings are subject to covenants that may restrict amounts that can be borrowed.

Pennsylvania Real Estate Investment Trust

Statements of Operations – Three and Six Months Ended June 30, 2021 and 2020

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2021	2020	2021	2020
REVENUE:
Real estate revenue:
Lease revenue	$68,112	$52,119	$128,020	$119,840
Expense reimbursements	3,887	2,976	7,786	7,280
Other real estate revenue	1,957	1,543	3,428	3,467
Total real estate revenue	73,956	56,638	139,234	130,587
Other income	162	131	288	424
Total revenue	74,118	56,769	139,522	131,011
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(25,661)	(25,213)	(53,492)	(52,730)
Utilities	(2,860)	(2,519)	(5,824)	(5,442)
Other property operating expenses	(2,244)	(1,775)	(4,608)	(3,872)
Total property operating expenses	(30,765)	(29,507)	(63,924)	(62,044)
Depreciation and amortization	(29,686)	(30,908)	(59,525)	(61,177)
General and administrative expenses	(13,535)	(10,569)	(25,366)	(21,264)
Provision for employee separation expenses	(149)	(1,040)	(240)	(1,113)
Insurance recoveries, net	670	586	670	586
Project costs and other expenses	(77)	(66)	(179)	(161)
Total operating expenses	(73,542)	(71,504)	(148,564)	(145,173)
Interest expense, net (1)	(31,978)	(17,182)	(62,709)	(34,040)
Gain on debt extinguishment, net	4,587	—	4,587	—
Impairment of assets	(1,302)	—	(1,302)	—
Reorganization expenses	(69)	—	(267)	—
Total expenses	(102,304)	(88,686)	(208,255)	(179,213)
Loss before equity in income (loss) of partnerships, gain on sales of real estate by equity method investee, (loss) gain on sales of real estate, net, and loss on sales of interests in non operating real estate	(28,186)	(31,917)	(68,733)	(48,202)
Equity in income (loss) of partnerships (2)	2,433	(358)	(1,000)	461
Gain on sales of real estate by equity method investee	1,347	—	1,347	—
(Loss) gain on sales of real estate, net	(974)	9,300	(974)	11,263
Loss on sales of interests in non operating real estate	—	(144)	—	(190)
Net loss	(25,380)	(23,119)	(69,360)	(36,668)
Less: net loss attributable to noncontrolling interest	783	746	2,017	1,262
Net loss attributable to PREIT	(24,597)	(22,373)	(67,343)	(35,406)
Less: cumulative preferred share dividends	(6,844)	(6,844)	(13,688)	(13,688)
Net loss attributable to PREIT common shareholders	$(31,441)	$(29,217)	$(81,031)	$(49,094)

(1)	Net of capitalized interest expense of $17 and $445 for the three months ended June 30, 2021 and 2020, respectively, and $147 and $1,355 for the six months ended June 30, 2021 and 2020 respectively.
(2)

Equity in income (loss) of partnerships is net of capitalized interest expense of $17 and $1,927 for the three months ended June 31, 2021 and 2020, respectively, and $120 and $1,927 for the six months ended June 30, 2021 and 2020, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three and Six Months Ended June 30, 2021 and 2020

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Net loss	$(25,380)	$(23,119)	$(69,360)	$(36,668)
Noncontrolling interest	783	746	2,017	1,262
Cumulative preferred share dividends	(6,844)	(6,844)	(13,688)	(13,688)
Dividends on unvested restricted shares	—	(13)	—	(363)
Net loss used to calculate loss per share—basic and diluted	$(31,441)	$(29,230)	$(81,031)	$(49,457)
Basic and diluted loss per share:	$(0.40)	$(0.38)	$(1.04)	$(0.64)

(in thousands of shares)
Weighted average shares outstanding—basic	78,144	77,269	77,896	77,021
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	78,144	77,269	77,896	77,021

(1)

The Company had net losses used to calculate earnings per share for the three and six months ended June 30, 2021 and 2020. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate (Non-GAAP Measures) – Three and Six Months Ended June 30, 2021 and 2020

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months Ended June 30, 2021(1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2021	2020	$	%	2021	2020	2021	2020
NOI from consolidated properties	$42,617	$27,077	$15,540	57.4%	$574	$54	$43,191	$27,131
NOI attributable to equity method investments, at ownership share	11,196	6,078	5,118	84.2%	7	6	11,203	6,085
Total NOI	53,813	33,155	20,658	62.3%	581	60	54,394	33,216
Less: lease termination revenue	3,135	217	2,918	1,344.7%	-	-	3,135	217
Total NOI excluding lease termination revenue	$50,678	$32,938	$17,740	53.9%	$581	$60	$51,259	$32,999

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Net Operating Income ("NOI") Reconciliation for the Six Months Ended June 30, 2021(1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2021	2020	$	%	2021	2020	2021	2020
NOI from consolidated properties	$75,323	$67,507	$7,816	11.6%	$(13)	$1,036	$75,310	$68,543
NOI attributable to equity method investments, at ownership share	16,255	13,513	2,742	20.3%	(10)	15	16,245	13,529
Total NOI	91,578	81,020	10,558	13.0%	(23)	1,051	91,555	82,072
Less: lease termination revenue	3,170	226	2,944	1302.7%	-	-	3,170	226
Total NOI excluding lease termination revenue	$88,408	$80,794	$7,614	9.4%	$(23)	$1,051	$88,385	$81,846

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(25,380)	$(23,119)	$(69,360)	$(36,668)
Depreciation and amortization:
Consolidated	29,686	30,908	59,525	61,177
Unconsolidated properties at ownership share	2,975	3,691	6,162	7,302
Interest expense:
Consolidated	31,978	17,182	62,709	34,040
Unconsolidated properties at ownership share	5,437	2,687	10,682	5,657
Gain on sales of real estate by equity method investee	(1,347)	—	(1,347)	—
Loss (gain) on sales of real estate, net	974	(9,300)	974	(11,263)
Gain on debt extinguishment, net	(4,587)	—	(4,587)	—
Impairment of assets	1,302	—	1,302	—
EBITDAre	$41,038	$22,049	$66,060	$60,245

(1)	EBITDAre is a non-GAAP measure. See definition on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended June 30, 2021 and 2020

(in thousands)

	Three Months Ended June 30,
	2021	2020
Net loss	$(25,380)	$(23,119)
Other income	(162)	(131)
Depreciation and amortization	29,686	30,908
General and administrative expenses	13,535	10,569
Insurance recoveries, net	(670)	(586)
Provision for employee separation expenses	149	1,040
Project costs and other expenses	77	66
Interest expense, net	31,978	17,182
Equity in income (loss) of partnerships	(2,433)	358
Gain on debt extinguishment, net	(4,587)	-
Impairment of assets	1,302	-
Reorganization expenses	69	-
Gain on sales of real estate by equity method investee	(1,347)	-
Loss (gain) on sales of real estate, net	974	(9,300)
Loss on sales of interest in non operating real estate	-	144
NOI from consolidated properties(1)	$43,191	$27,131

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

	Same Store		Non Same Store		Total
	2021	2020	2021	2020	2021	2020
Real estate revenue
Base rent	$48,282	$36,076	$1,331	$1,701	$49,613	$37,777
CAM reimbursement income	8,159	9,464	142	438	8,301	9,902
Real estate tax income	6,596	8,365	81	155	6,677	8,520
Percentage rent	217	(22)	-	2	217	(20)
Lease termination revenue	623	217	-	-	623	217
	63,877	54,100	1,554	2,296	65,431	56,396
Less: credit recoveries (losses)	2,307	(4,004)	375	(273)	2,682	(4,277)
Lease revenue	66,184	50,096	1,929	2,023	68,113	52,119
Expense reimbursements	3,756	2,735	131	240	3,887	2,975
Other real estate revenue	1,745	1,472	211	71	1,956	1,543
Total real estate revenue	71,685	54,303	2,271	2,334	73,956	56,637
Property operating expenses
CAM and real estate taxes	(24,313)	(23,283)	(1,349)	(1,930)	(25,662)	(25,213)
Utilities	(2,700)	(2,328)	(160)	(191)	(2,860)	(2,519)
Other property operating expenses	(2,055)	(1,615)	(188)	(159)	(2,243)	(1,774)
Total property operating expenses	(29,068)	(27,226)	(1,697)	(2,280)	(30,765)	(29,506)
NOI from consolidated properties(1)	$42,617	$27,077	$574	$54	$43,191	$27,131
Less: Lease termination revenue	623	217	-	-	623	217
NOI from consolidated properties excluding lease termination revenue(1)	$41,994	$26,860	$574	$54	$42,568	$26,914
% change in Same Store NOI from consolidated properties excluding lease termination revenue		56.3%

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in Income (Loss) of Partnerships to Net Operating Income from Equity Method Investments,

at Ownership Share (Non-GAAP Measure)

Three Months Ended June 30, 2021 and 2020

(in thousands)

	Three Months Ended June 30,
	2021	2020
Equity in income (loss) of partnerships	$2,433	$(358)
Other income	-	(12)
Depreciation and amortization	2,974	3,691
Impairment of assets	265	-
Interest expense and other expenses, net	5,531	2,764
NOI from equity method investments at ownership share(1)	$11,203	$6,085

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

	Same Store		Non Same Store		Total
	2021	2020	2021	2020	2021	2020
Real estate revenue
Base rent	$7,669	$6,813	$-	$-	$7,669	$6,813
CAM reimbursement income	2,609	1,991	-	-	2,609	1,991
Real estate tax income	1,082	1,070	-	-	1,082	1,070
Percentage rent	394	(12)	120	58	514	46
Lease termination revenue	2,512	-	-	-	2,512	-
	14,266	9,862	120	58	14,386	9,920
Less: credit recoveries (losses)	672	(1,126)	-	-	672	(1,126)
Lease revenue	14,938	8,736	120	58	15,058	8,794
Expense reimbursements	548	508	-	-	548	508
Other real estate revenue	584	570	8	51	592	621
Total real estate revenue	16,070	9,814	128	109	16,198	9,923
Property operating expenses
CAM and real estate taxes	(3,979)	(2,943)	(108)	(105)	(4,087)	(3,048)
Utilities	(317)	(221)	-	-	(317)	(221)
Other property operating expenses	(578)	(571)	(13)	2	(591)	(569)
Total property operating expenses	(4,874)	(3,735)	(121)	(103)	(4,995)	(3,838)
NOI from equity method investments at ownership share(1)	$11,196	$6,078	$7	$6	$11,203	$6,084
Less: Lease termination revenue	2,512	-	-	-	2,512	-
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$8,684	$6,078	$7	$6	$8,691	$6,084
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		42.9%

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Reconciliation of Net Loss to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Six Months Ended June 30, 2021 and 2020

(in thousands)

	Six Months Ended June 30,
	2021	2020

Net loss	$(69,360)	$(36,668)
Other income	(288)	(424)
Depreciation and amortization	59,525	61,177
General and administrative expenses	25,366	21,264
Insurance recoveries, net	(670)	(586)
Provision for employee separation expenses	240	1,113
Project costs and other expenses	179	161
Interest expense, net	62,709	34,040
Impairment of assets	1,302	—
Equity in income (loss) of partnerships	1,000	(461)
Gain on debt extinguishment, net	(4,587)	—
Gain on sales of real estate by equity method investee	(1,347)	—
Loss (gain) on sales of real estate, net	974	(11,263)
Reorganization expenses	267	—
Loss on sales of interest in non operating real estate	—	190
NOI from consolidated properties(1)	$75,310	$68,543

	Same Store		Non Same Store		Total
	2021	2020	2021	2020	2021	2020
Real estate revenue
Base rent	$93,077	$84,555	$2,454	$4,270	$95,531	$88,825
CAM reimbursement income	16,350	19,130	310	939	16,660	20,069
Real estate tax income	13,507	16,684	114	333	13,621	17,017
Percentage rent	205	(6)	-	5	205	(1)
Lease termination revenue	658	226	-	-	658	226
	123,797	120,589	2,878	5,547	126,675	126,136
Less: credit recoveries (losses)	1,109	(5,897)	236	(399)	1,345	(6,296)
Lease revenue	124,906	114,693	3,114	5,148	128,020	119,841
Expense reimbursements	7,541	6,748	244	532	7,785	7,281
Other real estate revenue	3,159	3,257	269	208	3,428	3,465
Total real estate revenue	135,606	124,698	3,627	5,888	139,233	130,587
Property operating expenses
CAM and real estate taxes	(50,526)	(48,680)	(2,965)	(4,050)	(53,491)	(52,730)
Utilities	(5,551)	(5,007)	(273)	(435)	(5,824)	(5,442)
Other property operating expenses	(4,206)	(3,504)	(402)	(367)	(4,608)	(3,872)
Total property operating expenses	(60,283)	(57,191)	(3,640)	(4,852)	(63,923)	(62,044)
NOI from consolidated properties(1)	$75,323	$67,507	$(13)	$1,036	$75,310	$68,543
Less: Lease termination revenue	658	226	-	-	658	226
NOI from consolidated properties excluding lease termination revenue(1)	$74,665	$67,281	$(13)	$1,036	$74,652	$68,317
% change in Same Store NOI from consolidated properties excluding lease termination revenue		11.0%

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Reconciliation of Equity in (Loss) Income of Partnerships to Net Operating Income from Equity Method Investments,

at Ownership Share (Non-GAAP Measure)

Six Months Ended June 30, 2021 and 2020

(in thousands)

	Six Months Ended June 30,
	2021	2020
Equity in income (loss) of partnerships	$(1,000)	$461
Other income	-	(25)
Depreciation and amortization	6,162	7,302
Impairment of assets	265	-
Interest expense and other expenses, net	10,818	5,792
NOI from equity method investments at ownership share(1)	$16,245	$13,529

	Same Store		Non Same Store		Total
	2021	2020	2021	2020	2021	2020
Real estate revenue
Base rent	$15,749	$14,655	$-	$-	$15,749	$14,655
CAM reimbursement income	4,174	4,019	-	-	4,174	4,018
Real estate tax income	2,036	2,155	-	-	2,036	2,156
Percentage rent	459	65	212	58	671	123
Lease termination revenue	2,512	-	-	-	2,512	-
	24,930	20,894	212	58	25,142	20,952
Less: credit losses	(215)	(1,459)	-	-	(215)	(1,459)
Lease revenue	24,715	19,435	212	58	24,927	19,493
Expense reimbursements	1,030	1,099	-	-	1,030	1,099
Other real estate revenue	774	1,259	17	171	791	1,429
Total real estate revenue	26,519	21,793	229	229	26,748	22,021
Property operating expenses
CAM and real estate taxes	(8,168)	(6,431)	(216)	(206)	(8,384)	(6,637)
Utilities	(691)	(537)	-	-	(691)	(537)
Other property operating expenses	(1,405)	(1,311)	(23)	(8)	(1,428)	(1,318)
Total property operating expenses	(10,264)	(8,279)	(239)	(214)	(10,503)	(8,492)
NOI from equity method investments at ownership share(1)	$16,255	$13,513	$(10)	$15	$16,245	$13,529
Less: Lease termination revenue	2,512	-	-	-	2,512	-
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$13,743	$13,513	$(10)	$15	$13,733	$13,529
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		1.7%

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three and Six Months Ended June 30, 2021 and 2020

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
FUNDS FROM OPERATIONS (1)

Net loss	$(25,380)	$(23,119)	$(69,360)	$(36,668)
Depreciation and amortization on real estate:
Consolidated properties	29,349	30,541	58,840	60,485
PREIT's share of equity method investments	2,974	3,796	6,162	7,407
Gain on sales of real estate by equity method investee	(1,347)	-	(1,347)	-
Loss (gain) on sales of real estate, net	974	(9,301)	974	(11,263)
Impairment of Assets:
Consolidated properties	1,302	-	1,302	-
PREIT's share of equity method investments	265	-	265	-
Dividends on preferred shares(2)	-	(6,844)	-	(13,688)
Funds from operations attributable to common shareholders and OP Unit holders(1)	8,137	(4,927)	(3,164)	6,273
Provision for employee separation expenses	149	1,040	240	1,113
Gain on hedge ineffectiveness	(494)	-	(1,797)	-
Gain on debt extinguishment, net	(4,587)	-	(4,587)	-
Insurance recoveries, net	(670)	(586)	(670)	(586)
Reorganization expenses	69	-	267	-
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$2,604	$(4,473)	$(9,711)	$6,800

FUNDS AVAILABLE FOR DISTRIBUTION(1)

Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$2,604	$(4,473)	$(9,711)	$6,800
Adjustments:
Straight line rent	(446)	(596)	(612)	(1,610)
Recurring capital expenditures	(1,704)	(628)	(1,925)	(1,662)
Tenant allowances	(3,218)	(4,724)	(4,680)	(5,742)
Amortization of non-cash deferred compensation	1,147	1,624	2,469	6,212
Capitalized leasing costs	(24)	(164)	(25)	(906)
Amortization of above- and below-market lease intangibles	(15)	(32)	(30)	(49)
Funds available for distribution to common shareholders and OP Unit holders(1)	$(1,656)	$(9,098)	$(14,514)	$2,939

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.10	$(0.06)	$(0.04)	$0.08
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.03	$(0.06)	$(0.12)	$0.09
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(0.02)	$(0.11)	$(0.18)	$0.04

Weighted average number of shares outstanding	78,144	77,269	77,896	77,021
Weighted average effect of full conversion of OP Units	1,976	2,023	1,976	2,023
Effect of common share equivalents	919	357	805	439
Total weighted average shares outstanding, including OP Units	81,039	79,649	80,677	79,483

(1)	Non-GAAP measures. See definitions on page 33.
(2)

Does not include the impact of $6.8 million and $13.7 million of accrued, undeclared and unpaid preferred share dividends for the three and six months ended June 30, 2021 and 2020. The Company cannot declare and pay cash dividends on common shares while there exists a preferred dividend arrearage.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2021	December 31, 2020
(in thousands, except per share amounts)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,171,551	$3,168,536
Construction in progress	43,571	46,285
Land held for development	5,516	5,516
Total investments in real estate	3,220,638	3,220,337
Accumulated depreciation	(1,361,137)	(1,308,427)
Net investments in real estate	1,859,501	1,911,910
INVESTMENTS IN PARTNERSHIPS, at equity:	23,576	27,066
OTHER ASSETS:
Cash and cash equivalents	38,794	43,309
Tenant and other receivables, net	37,846	54,532
Intangible assets	10,683	11,392
Deferred costs and other assets, net	124,732	127,593
Assets held for sale	4,925	1,384
Total assets	$2,100,057	$2,177,186
LIABILITIES:
Mortgage loans payable, net	$861,899	$884,503
Term Loans, net	934,588	908,473
Revolving Facility	54,830	54,830
Tenants’ deposits and deferred rent	9,776	8,899
Distributions in excess of partnership investments	72,390	76,586
Fair value of derivative liabilities	16,227	23,292
Accrued expenses and other liabilities	85,632	93,663
Total liabilities	2,035,342	2,050,246
COMMITMENTS AND CONTINGENCIES
EQUITY:
Series B Preferred Shares, $.01 par value per share; 25,000 shares authorized; 3,450 shares issued and outstanding; liquidation preference of $92,610 and $89,430 at June 30, 2021 and December 31, 2020, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 25,000 shares authorized; 6,900 shares issued and outstanding; liquidation preference of $184,920 and $178,710 at June 30, 2021 and December 31, 2020, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 25,000 shares authorized; 5,000 shares issued and outstanding; liquidation preference of $133,594 and $129,297 at June 30, 2021 and December 31, 2020, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 200,000 shares authorized; 79,260 and 79,537 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	79,260	79,537
Capital contributed in excess of par	1,773,877	1,771,777
Accumulated other comprehensive loss	(15,475)	(20,620)
Distributions in excess of net income	(1,766,981)	(1,699,638)
Total equity—Pennsylvania Real Estate Investment Trust	70,835	131,210
Noncontrolling interest	(6,120)	(4,270)
Total equity	64,715	126,940
Total liabilities and equity	$2,100,057	$2,177,186

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)

(in thousands)

	June 30, 2021	December 31, 2020
ASSETS:
Investments in real estate, at cost:
Operating properties	$388,670	$452,012
Construction in progress	17,249	117,551
Total investments in real estate	405,919	569,563
Accumulated depreciation	(115,793)	(116,923)
Net investments in real estate	290,126	452,640
Cash and cash equivalents	23,114	10,952
Deferred costs and other assets, net	75,135	51,054
Total assets	388,375	514,646
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	226,539	224,800
FDP Term Loan, net	97,301	100,500
Partnership Loan	54,400	50,000
Other liabilities	58,949	57,949
Total liabilities	437,189	433,249
Net investment	$(48,814)	$81,397
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$23,576	$167,167
Distributions in excess of partnership investments	(72,390)	(85,770)
Net investments and advances	$(48,814)	$81,397

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended June 30, 2021

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	48	102,427	4.4	$40.90	N/A	N/A	N/A	N/A	$5.02
	Unconsolidated(4)	7	29,408	3.8	35.73	N/A	N/A	N/A	N/A	-
Total Under 10k sf		55	131,835	4.3	$39.75	N/A	N/A	N/A	N/A	$4.02

Over 10k sf	Consolidated	2	57,431	12.6	16.54	-	-	N/A	N/A	2.57
Total New Leases		57	189,266	6.8	$32.70	N/A	N/A	N/A	N/A	$3.21

Renewal Leases
Under 10k sf	Consolidated	32	68,037	2.8	$54.51	$62.35	$(7.84)	(12.6%)	(15.3%)	$-
	Unconsolidated(4)	2	6,349	2.0	44.42	38.11	6.31	16.6%	19.0%	$-
Total Under 10k sf		34	74,386	2.8	$53.65	$60.28	$(6.63)	(11.0%)	(13.5%)	$-

Over 10k	Consolidated	6	264,466	4.7	21.99	20.21	1.78	8.8%	11.3%	$-

Total Over 10k sf		6	264,466	4.7	21.99	20.21	1.78	8.8%	11.3%
Total Fixed Rent		40	338,852	4.3	$28.94	$29.01	$(0.07)	(0.2%)	(0.4%)	$-
Total Percentage in Lieu	Consolidated	16	91,277	1.4	23.15	28.92	(5.77)	(20.0%)	N/A	$-
Total Renewal Leases		56	430,129	3.7	$27.71	$28.99	$(1.28)	(4.4%)		$-
Total Non Anchor		113	619,395	4.6	$29.23

Anchor
New Leases	Consolidated	1	80,983	2.0	$1.63	$-	$-	N/A	N/A	$-
Renewal Leases	Consolidated	2	168,043	5.0	5.88	$5.73	$0.15	2.6%	N/A	$-
Total		3	249,026	4.0	$4.50

(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 9 leases and 35,757 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Six Months Ended June 30, 2021

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	71	161,448	5.1	$41.59	N/A	N/A	N/A	N/A	$4.06
	Unconsolidated(4)	10	34,801	4.3	40.65	N/A	N/A	N/A	N/A	6.04
Total Under 10k sf		81	196,249	5.0	$41.42	N/A	N/A	N/A	N/A	$4.36

Over 10k sf	Consolidated	5	187,455	20.3	9.31	N/A	N/A	N/A	N/A	1.13
Total New Leases		86	383,704	12.5	$25.73	N/A	N/A	N/A	N/A	$1.79

Renewal Leases
Under 10k sf	Consolidated	96	151,574	4.1	$71.20	$76.39	$(5.19)	(6.8%)	(4.4%)	$-
	Unconsolidated(4)	10	45,153	2.1	$36.80	$46.27	(9.47)	(20.5%)	(13.6%)	-
Total Under 10k sf		106	196,727	3.7	$63.30	$69.48	$(6.17)	(8.9%)	(5.7%)	$-

Over 10k sf	Consolidated	8	302,597	4.7	21.23	19.68	$1.55	7.9%	10.1%	-
	Unconsolidated(4)
Total Over 10k sf		8	302,597	4.7	21.23	19.68	1.55	7.9%	10.1%	$-
Total Fixed Rent		114	499,324	4.3	$37.81	$39.30	$(1.49)	(3.8%)	(1.0%)	$-
Percentage in Lieu	Consolidated	53	242,553	1.5	23.40	25.99	$(2.59)	(10.0%)	N/A	-
	Unconsolidated(4)
Total Percentage in Lieu		53	242,553	1.5	$23.40	$25.99	$(2.59)	(10.0%)		$-
Total Renewal Leases (4)		167	741,877	3.4	$33.10	$34.95	$(1.85)	(5.3%)		$-
Total Non Anchor		253	1,125,581	6.5	$30.59

Anchor
New Leases		2	185,090	6.5	$2.06	N/A	N/A	N/A	N/A	$0.42
Renewal Leases	Consolidated	5	650,518	4.6	4.42	$4.41	$0.01	0.2%		-
Total		7	835,608	5.0	$3.90

(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4)    We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 20 leases and 79,954 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	June 30, 2021(1)								June 30, 2020
					Actual Occupancy		Leased Occupancy						Actual Occupancy
	% Rolling 12 Mo. NOI	Average Comp Sales (1)	Average Gross Rent(2)(3)	Occupancy Cost	Total	Non- Anchor	Total	Non- Anchor	% Rolling 12 Mo. NOI	Average Comp Sales (1)	Average Gross Rent(2)(3)	Occupancy Cost(4)	Total	Non- Anchor
Malls	89.4%	n/a	$56.36	n/a	90.2%	87.8%	92.6%	90.4%	90.8%	n/a	$59.66	n/a	92.4%	89.5%
Non- Same Store Mall			$54.23		72.7%	65.5%	78.8%	73.2%			$56.27		72.1%	64.3%
Non-Core Malls	0.3%	n/a	$30.16	n/a	68.2%	46.4%	68.2%	46.4%	1.5%	n/a	$44.29	n/a	61.8%	55.3%
Malls Total	89.6%	n/a	$55.67	n/a	87.8%	84.3%	90.3%	87.2%	92.2%	n/a	$59.09	n/a	89.4%	86.1%
Other Retail Properties	5.9%	n/a	$23.67	n/a	88.8%	87.8%	90.9%	90.1%	7.1%	n/a	$25.73	n/a	89.4%	88.6%
Total Retail Properties	95.5%	n/a	$46.72	n/a	87.9%	84.8%	90.4%	87.6%	99.3%	n/a	$50.27	n/a	89.4%	86.5%
Sold Properties	0.0%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.1%	n/a	$40.64	n/a	64.5%	78.9%
Other Properties	4.4%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.6%	n/a	n/a	n/a	n/a	n/a
Total Portfolio	100.0%	n/a	$46.72	n/a	87.9%	84.8%	90.4%	87.6%	100.0%	n/a	$50.08	n/a	88.8%	86.3%

(1)

Average comp sales are not reported for 2021 or 2020 due to COVID-19 related mall closures and operational limitations impacting 2020 activity. As a result of these closures and related limitations, comparisons are not meaningful.

(2)

Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(3)	Average gross rent for mall tenants greater than 10,000 sf was $21.37 per square foot as of June 30, 2021 and $21.52 per square foot as of June 30, 2020.
(4)	Occupancy Cost is not included in either 2021 or 2020 due to Average Comp Sales not being presented.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	June 30, 2021				June 30, 2020			Change
	% of Mall NOI	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales (2)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Willow Grove Park	5.4%	n/a	93.3%	88.4%	n/a	96.2%	93.8%	n/a	(2.9%)	(5.4%)
Cherry Hill Mall	9.7%	n/a	93.3%	92.0%	n/a	92.1%	90.5%	n/a	1.2%	1.5%
Woodland Mall	6.7%	n/a	84.1%	81.3%	n/a	97.9%	97.5%	n/a	(13.8%)	(16.2%)
Lehigh Valley Mall	6.8%	n/a	88.3%	81.1%	n/a	90.1%	83.6%	n/a	(1.8%)	(2.5%)
Mall at Prince Georges	8.6%	n/a	82.2%	96.4%	n/a	98.7%	97.3%	n/a	(16.5%)	(0.9%)
Springfield Town Center	11.4%	n/a	88.8%	85.0%	n/a	91.8%	88.9%	n/a	(3.0%)	(3.9%)
	48.6%	n/a	88.3%	87.1%	n/a	94.1%	91.2%	n/a	(5.8%)	(6.2%)

Malls 7-12
Dartmouth Mall	4.8%	n/a	95.6%	93.6%	n/a	99.3%	99.0%	n/a	(3.7%)	(5.4%)
Jacksonville Mall	4.6%	n/a	98.7%	97.5%	n/a	96.3%	92.8%	n/a	2.4%	4.7%
Magnolia Mall	3.0%	n/a	80.4%	96.5%	n/a	96.5%	93.9%	n/a	(16.1%)	2.6%
Capital City Mall	6.2%	n/a	95.7%	93.6%	n/a	98.1%	97.2%	n/a	(2.4%)	(3.6%)
Patrick Henry Mall	5.3%	n/a	91.9%	88.2%	n/a	93.6%	90.6%	n/a	(1.7%)	(2.4%)
Viewmont Mall	4.6%	n/a	96.1%	91.9%	n/a	95.5%	90.8%	n/a	0.6%	1.1%
	28.4%	n/a	92.7%	93.6%	n/a	96.6%	94.3%	n/a	(3.9%)	(0.7%)

Malls 13-18
Valley Mall	5.7%	n/a	97.3%	94.0%	n/a	98.5%	96.7%	n/a	(1.2%)	(2.7%)
Moorestown Mall	4.5%	n/a	94.1%	89.6%	n/a	78.4%	80.1%	n/a	15.7%	9.5%
Springfield Mall	1.2%	n/a	84.4%	84.4%	n/a	88.3%	88.3%	n/a	(3.9%)	(3.9%)
Cumberland Mall	2.8%	n/a	90.6%	84.6%	n/a	86.9%	78.6%	n/a	3.7%	6.0%
Francis Scott Key Mall	4.0%	n/a	92.4%	88.2%	n/a	93.9%	90.4%	n/a	(1.5%)	(2.2%)
Plymouth Meeting Mall	4.6%	n/a	81.8%	73.1%	n/a	83.0%	74.8%	n/a	(1.2%)	(1.7%)
	22.7%	n/a	90.6%	84.5%	n/a	87.6%	83.5%	n/a	3.0%	1.0%

All Core Malls	99.7%	n/a	90.2%	87.8%	n/a	92.4%	89.5%	n/a	(2.2%)	(1.7%)

Non-Core Malls
Valley View Mall	0.2%	n/a	n/a	n/a	n/a	64.5%	78.9%	n/a	n/a	n/a
Exton Square Mall	0.1%	n/a	68.2%	46.4%	n/a	61.8%	55.3%	n/a	6.4%	(8.9%)
All Non-Core Malls	0.3%	n/a	68.2%	46.4%	n/a	62.7%	63.8%	n/a	5.5%	(17.4%)

Non Same Store Mall
Fashion District Philadelphia	n/a	n/a	72.7%	65.5%	n/a	72.1%	64.3%	n/a	n/a	n/a
All Non Same Store Malls			72.7%	65.5%	n/a	72.1%	64.3%

All Malls	100.0%	n/a	87.8%	84.3%	n/a	88.7%	85.9%	n/a	(0.9%)	(1.6%)

(1)

Average comp sales are not reported due to COVID-19 related mall closures in 2020 impacting the comparability of results. As a result of the closures and related limitations, comparisons are not meaningful.

(2)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

(3)

In August of 2020, the Company derecognized the assets of Valley View Mall due to a loss of control of the property. We continue to recognize the mortgage balance of $27.2 million pending completion of the foreclosure process.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

June 30, 2021

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations	Percentage of Annualized Gross Rent (1)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker,Nike Yardline, Footaction Flight 23	39	7	46	4.9%
L Brands, Inc.	Bath & Body Works, Pink, Victoria's Secret	32	6	38	4.3%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Totally Pagoda, Zales Jewelers	46	10	56	3.3%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods	11	1	12	3.1%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	15	6	21	2.6%
Express, Inc	Express, Express Factory Outlet, Express Men	10	4	14	1.9%
Dave & Buster's, Inc.	Dave & Buster's	3	1	4	1.9%
Sycamore Partners	Hot Topic, Talbots, Torrid, AnnTaylor, Loft, Lane Bryant, Belk	33	9	42	1.8%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet, Old Navy, Old Navy Outlet, Banana Republic Factory Store	10	8	18	1.8%
Macy's	Bloomingdale's, Macy's	12	2	14	1.8%
Cineworld Group	Regal Cinemas	4	0	4	1.7%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	23	5	28	1.7%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut, Sunglass Hut Outlet	21	7	28	1.3%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	8	0	8	1.3%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore, Shoe Show	20	2	22	1.3%
H&M Hennes & Muritz L.P.	H & M	12	1	13	1.2%
AMC Entertainment Holdings, Inc.	AMC	3	1	4	1.1%
The TJX Companies, Inc.	HomeGoods, HomeSense, Marshalls, Sierra Trading Post, TJ Maxx	7	1	8	1.1%
Copper Retail JV LLC	JC Penney, Penneys Firestone	10	1	11	1.0%
Focus Brands	Auntie Anne's, Cinnabon, Jamba Juice, Moe's Southwest Grill	28	5	33	1.0%
Total Top 20 Tenants		347	77	424	40.1%
Total Leases		1,298	340	1,638	100.0%

(1)	Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of June 30, 2021.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of June 30, 2021

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2021 and Prior	160	302,876	3.8%	16,221	15,329	5.6%	53.56
2022	266	921,160	11.5%	35,568	30,324	11.2%	38.61
2023	242	1,307,272	16.2%	45,041	39,311	14.5%	34.45
2024	196	772,632	9.6%	38,080	34,117	12.6%	49.29
2025	180	1,045,425	13.0%	42,852	34,079	12.5%	40.99
2026	139	842,040	10.5%	35,640	28,399	10.4%	42.33
2027	89	667,776	8.3%	24,399	22,443	8.2%	36.54
2028	75	548,402	6.8%	20,949	19,512	7.2%	38.20
2029	66	477,337	5.9%	18,809	15,342	5.6%	39.40
2030	65	495,623	6.2%	20,561	17,264	6.3%	41.49
Thereafter	50	660,247	8.2%	20,573	16,122	5.9%	31.16
Total/Average	1,528	8,040,790	100.0%	$318,693	$272,242	100.0%	$39.63

Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2021 and prior	3	325,121	6.7%	1,246	731	2.8%	3.83
2022	3	417,026	8.7%	1,717	1,362	5.2%	4.12
2023	4	429,575	8.9%	2,051	2,051	7.8%	4.78
2024	3	445,199	9.2%	2,332	2,332	8.8%	5.24
2025	9	1,181,974	24.5%	3,211	3,211	12.2%	2.72
2026	5	411,018	8.5%	2,820	1,836	7.0%	6.33
2027	2	275,250	5.7%	1,743	1,743	6.6%	6.33
2028	8	879,599	18.3%	6,338	6,338	24.0%	7.21
2029	1	65,155	1.4%	2,210	2,210	8.4%	33.92
2030	2	85,723	1.8%	1,511	1,511	5.7%	17.63
Thereafter	4	303,743	6.3%	3,074	3,074	11.5%	10.12
Total/Average	44	4,819,383	100.0%	$28,253	$26,399	100.0%	$5.86

(1)	Does not include tenants occupying space under license agreements with initial terms of less than one year.
(2)	Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of June 30, 2021

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2025	102,825	Macy's	120,000	104,806	161,986	21,722	623,318
		Dick's Sporting Goods	2028	61,677
		Sportsman's Warehouse	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	254,879	384,631	55,635	1,312,030
					Macy's	304,600
Cumberland Mall	Vineland, NJ	The Home Depot	2024	132,013	BJ's Wholesale Club	117,889	168,249	138,261	64,036	951,217
		Dick's Sporting Goods	2028	50,000	Boscov's	155,341
		Regal Cinemas	2024				44,445
		Power Warehouse	2023	80,983
Dartmouth Mall	Dartmouth, MA	JCPenney	2025	100,020	Macy's	140,000	119,050	139,858	20,699	608,455
		Burlington	2030	43,840
		AMC Theaters	2026				44,988
Francis Scott Key Mall	Frederick, MD	JCPenney	2025	101,293	Macy's	139,333	124,272	171,849	46,487	754,267
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2026	72,510			123,079	121,622	6,328	493,144
		JCPenney	2025	51,812
		Sears	2026	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	185,631	308,166	114,848	1,192,631
		Macy's	2022	212,000
Magnolia Mall	Florence, SC (2)	Belk	2028	115,793			96,175	141,306	115,843	591,860
		Best Buy	2023	32,054
		Dick's Sporting Goods	2023				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ (4)	Boscov's	2028	202,765	Cooper Hospital (5)	182,153	232,014	183,572	44,233	931,066
		Regal Cinemas	2028				57,843
		HomeSense	2028	28,486
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2027	50,250	Dillard's	144,157	60,095	203,041	35,116	717,871
		JCPenney	2025	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			148,275	167,957	167,336	917,844
		Whole Foods	2029	65,155
		Burlington	2030	41,883
		Dick's Sporting Goods	2031				57,588
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	167,557	34,702	610,735
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	168,618	287,303	109,780	1,374,155
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2031				49,788
		Saks OFF 5th	2026				29,438
The Mall at Prince Georges	Hyattsville, MD (3)	Macy's	2023	195,655			177,988	254,745	164,964	928,538
		Target	2024	135,186

Pennsylvania Real Estate Investment Trust

Property Information as of June 30, 2021

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Valley Mall	Hagerstown, MD	JCPenney	2025	157,455			95,023	196,768	22,079	827,735
		Belk	2028	123,094
		Regal Cinemas	2029				53,059
		Dick's Sporting Goods	2031	62,416
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	65,843	156,342	21,551	689,226
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577
Willow Grove Park	Willow Grove, PA	Macy's	2027	225,000	Bloomingdale's	237,537	78,219	237,838	41,496	1,036,006
		Nordstrom Rack	2022	40,332	Sears(1)	175,584
Woodland Mall	Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	115,714	277,005	90,568	981,673
					Macy's	157,316
Total Core Malls				4,038,871		3,568,077	3,057,593	3,699,807	1,177,423	15,541,771

Other Malls and Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	175,953	139,343	257,278	990,145
		Round 1	2026	58,371
Fashion District Philadelphia	Philadelphia, PA	Burlington	2032	85,162			169,136	114,722	235,363	862,613
		Shopper's World	2026	95,159
		AMC	2034				36,535
		Round 1	2029				58,080
		City Winery	2037				29,762
		H&M	2030				38,694
Gloucester Premium Outlets	Blackwood, NJ						49,479	233,213	94,279	376,971
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2026	67,185	Lowe's	163,215	269,329	43,387	72,385	777,695
					Target	137,514
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2021	59,620	BJ's Wholesale Club	116,872	293,144	37,570	16,571	703,909
					The Home Depot	130,751
		Dick's Sporting Goods	2026				49,381
Valley View Center	La Crosse, WI	Dick's Sporting Goods	2025				45,000	15,272	-	60,272
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
					Weis Market	65,032
Total Other Malls and Retail Properties				543,497		929,142	1,487,259	598,714	675,876	4,234,488
Total Portfolio				4,582,368		4,497,219	4,544,852	4,298,521	1,853,299	19,776,259

(1) Approximately 69,000 square feet of this space has been subleased to Primark.

(2) Approximately 104,000 square feet of this space is a vacant JC Penney that has been leased to Tilt Studios.

(3) Approximately 148,000 square feet of this space is a vacant JC Penney.

(4) Approximately 121,000 square feet of this space is a vacant Lord & Taylor that is currently occupied by a State of New Jersey Vaccine Megasite.

(5) Former Sears was acquired by Cooper Hospital. The site is under development and not currently operating.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	June 30, 2021
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	$137,321	$-	$59,086	$78,235	$-
Cherry Hill Mall	488,373	-	286,660	201,713	259,303
Cumberland Mall	84,140	43	35,791	48,392	39,995
Dartmouth Mall	90,896	1,310	49,837	42,369	56,139
Francis Scott Key Mall	98,264	-	47,900	50,364	60,500
Jacksonville Mall	94,472	-	44,923	49,549	-
Magnolia Mall	108,613	-	55,605	53,008	-
Moorestown Mall	189,019	1	85,545	103,475	-
Patrick Henry Mall	157,085	-	80,021	77,064	86,091
Plymouth Meeting Mall	236,494	5,456	113,794	128,156	-
The Mall at Prince Georges	147,479	214	73,286	74,407	-
Springfield Town Center	496,548	-	89,176	407,372	-
Valley Mall	149,962	1,228	56,572	94,618	-
Viewmont Mall	121,854	-	56,681	65,173	67,185
Willow Grove Park	234,912	35,236	118,509	151,639	151,004
Woodland Mall	286,074	83	93,431	192,726	115,900
Total Core Malls	3,121,506	43,571	1,346,817	1,818,260	836,117

Non-Core Malls
Exton Square Mall	49,006	-	14,262	34,744	-
Valley View Mall (2)	-	-	-	-	27,212
Total Non-Core Malls	49,006	-	14,262	34,744	27,212

Total Malls	$3,170,512	$43,571	$1,361,079	$1,853,004	$863,330
Other Properties
Land held for development	5,516	-	-	5,516	-
Total Other Properties	$5,516	$-	$-	$5,516	$-
Total Investment in Real Estate	$3,176,028	$43,571	$1,361,079	$1,858,520	$863,330

Property held for sale
Valley View Center	1,039	-	58	981	-
Moorestown Mall land parcel	447	-	-	447	-
Woodland Mall land parcel	1,054	-	-	1,054	-
Total held for sale	$2,540	$-	$58	$2,482	$-

(1)	Refer to page 28 for further debt information.
(2)

The mortgage of $27.2 million is outstanding on Valley View Mall. In the third quarter of 2020, the Company derecognized the assets of Valley View Mall as a result of the property being assigned to a special servicer. The Company will continue to recognize the mortgage pending completion of the foreclosure process.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	June 30, 2021
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Unconsolidated Malls
Fashion District Philadelphia	$151,296	$12,471	$(2,482)	$161,285	$151,701
Lehigh Valley Mall	56,294	531	(30,824)	26,001	93,621
Springfield Mall	58,740	60	(26,314)	32,486	29,297
Total Unconsolidated Malls	$266,330	$13,062	$(59,620)	$219,772	$274,619

Unconsolidated Other Retail Properties
Gloucester Premium Outlets	28,003	63	(6,359)	21,707	21,500
Metroplex Shopping Center	44,954	3,352	(28,069)	20,237	35,930
The Court at Oxford Valley	28,411	8	(13,632)	14,787	27,500
Red Rose Commons	14,626	(20)	(5,702)	8,904	17,000
Total Unconsolidated Other Retail Properties	$115,994	$3,403	$(53,762)	$65,635	$101,930
Unconsolidated Property Under Development
Pavilion at Market East	6,346	784	(2,411)	4,719	$2,960
Total Investment in Real Estate	$388,670	$17,249	$(115,793)	$290,126	$379,508

(1)	Refer to page 28 for further debt information.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three and Six Months Ended June 30, 2021

(in thousands)

	Three Months Ended June 30, 2021			Six Months Ended June 30, 2021
	Consolidated	PREIT's Share of Equity Method Investments	Total	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$1,838	$2,051	$3,889	$3,012	$3,425	$6,437
Tenant allowances	3,075	142	3,217	4,532	148	4,680
Recurring capital expenditures:
CAM expenditures	1,266	27	1,293	1,443	49	1,492
Non-CAM expenditures	410	-	410	419	14	433
Total recurring capital expenditures	1,676	27	1,703	1,862	63	1,925
Total	$6,589	$2,220	$8,809	$9,406	$3,636	$13,042

(1)	Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of June 30, 2021

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$680,244	30.3%	$183,085	8.2%	$863,329	38.5%
Unconsolidated mortgage loans payable (3)	203,348	9.1%	$24,460	1.1%	227,808	10.2%
Consolidated Term Loans (4)	550,000	24.5%	394,699	17.6%	944,699	42.1%
Unconsolidated Term Loans (5)	54,400	2.4%	97,301	4.3%	151,701	6.8%
First Lien Revolver	-	0.0%	54,830	2.4%	54,830	2.4%
Total Outstanding Debt	$1,487,992	66.4%	$754,376	33.6%	$2,242,368	100.0%
Average Stated Interest Rate	8.28%		4.73%		6.51%

(1)	Includes variable rate debt swapped to fixed rate debt.
(2)	Excludes deferred financing costs of $1,431.
(3)	Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $1,268.
(4)	Excludes deferred financing costs of $10,111.
(5)	Reflects our share of Term Loan debt of equity method investee.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	4/1/2021	$1,098,720	$54,830	$1,087,166	2,240,716
First Lien Term Loan Paydown	5/11/2021	-	-	(826)	(826)
2020 FDP Term Loan Paydown	5/19/2021	-	-	(2,734)	(2,734)
Partnership Mortgage Borrowing	6/25/2021	6,028	-	-	6,028
FSK Mortgage Paydown	6/25/2021	(7,469)	-	-	(7,469)
Second Lien PIK Interest	6/30/2021	-	-	11,892	11,892
2020 FDP Partnership Loan Accrued Interest	6/30/2021	-	-	902	902
Mortgage loan amortization, including our share of debt of equity method investees	6/30/2021	(6,142)	-	-	(6,142)
Ending Balance	6/30/2021	$1,091,137	$54,830	$1,096,400	$2,242,367
Weighted Average Balance		$1,096,650	$54,830	$1,089,420	$2,240,900

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Pennsylvania Real Estate Investment Trust

Debt Analysis as of June 30, 2021

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	First Lien Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2021	$11,627	$(985)	$141,362	$-	$-	$(3,569)	$148,435
2022	17,402	(399)	310,777	54,830	944,699	(6,542)	1,320,769
2023	10,596	(289)	89,661	-	97,301	-	197,269
2024	10,242	(265)	127,685	-	-	-	137,663
2025	9,031	(209)	237,644	-	-	-	246,467
Thereafter	13,794	(553)	111,314	-	54,400	-	178,955
	$72,692	$(2,699)	$1,018,445	$54,830	$1,096,400	$(10,111)	$2,229,557

(1)

The weighted average period to total debt maturity is 2.24 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2021	$143,112	4.17%
2022	320,798	3.81%
2023	95,029	4.36%
2024	127,685	4.56%
2025	266,392	4.10%
Thereafter	138,121	3.79%
Total	$1,091,137	4.06%

(1)	Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of June 30, 2021

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity		Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Cumberland Mall	$39,995	4.40%	$3,433	$38,157		August 2022	August 2022
Cherry Hill Mall	259,303	3.90%	16,980	251,120		September 2022	September 2022
Dartmouth Mall	56,139	3.97%	3,825	53,299		April 2023	April 2023
Metroplex Shopping Center (2)	35,930	5.00%	2,818	33,502		October 2023	October 2023
Francis Scott Key Mall (1)	60,500	5.52%	2,234	60,500		June 2024	June 2025
Patrick Henry Mall	86,091	4.35%	5,748	77,591		July 2025	July 2025
Springfield Mall (2)	29,297	4.45%	1,964	26,299		October 2025	October 2025
Willow Grove Park	151,004	3.88%	9,599	133,754		October 2025	October 2025
Lehigh Valley Mall (2)	93,621	4.06%	5,768	79,789		November 2027	November 2027
Red Rose Commons (2)	17,000	3.28%	978	13,183		July 2031	July 2031
The Court at Oxford Valley (2)	27,500	3.20%	2,058	18,343		July 2031	July 2031
Valley View Mall (3)	27,212	5.95%	-	27,212		July 2020	July 2020
Total Fixed Rate Mortgage Loans	$883,592	4.19%	$55,405	$812,749

Variable Rate Mortgage Loans
Woodland Mall	$115,900	3.75%	$8,546	$114,150		December 2021	December 2021
Gloucester Premium Outlets (2)	21,500	1.59%	342	21,500		March 2022	March 2022
Pavilion East Associates (2)	2,960	4.00%	218	2,860		May 2023	May 2023
Viewmont Mall	67,185	3.69%	2,481	67,185		June 2024	June 2024
Total Variable Rate Mortgage Loans	$207,545	3.51%	$2,699	$70,045
Total Mortgage Loans	$1,091,137	4.06%	$58,104	$882,795

Consolidated Mortgage Loans	$863,330	4.11%	$52,846	$822,970
Consolidated Deferred Financing Fees	(1,431)	n/a	n/a	n/a
Unconsolidated Mortgage Loans	227,807	3.86%	66,992	195,474
Unconsolidated Deferred Financing Fees (3)	(1,268)	n/a	n/a	n/a
First Lien Term Loan (1)	383,266	8.20%	31,446	383,266		December 2022	December 2023
Second Lien Term Loan (1)	561,433	8.92%	50,092	561,433	(4)	December 2022	December 2023
2018 FDP Term Loan	97,301	4.00%	3,892	97,301		January 2023	January 2023
Term Loan Deferred Financing Fees	(10,111)	n/a	n/a	n/a
First Lien Revolver	54,830	4.00%	2,193	54,830		December 2022	December 2022
2020 FDP Partnership Loan	54,400	15.00%	8,160	54,400		December 2027	December 2027
Total	$2,229,558	6.25%	$215,622	$2,169,675
Amortization of Deferred Financing Fees	0	0.24%	—	—
Effective Interest Rate	$2,229,558	6.49%	$215,622	$2,169,675

(1)	All or a portion of the loan has been effectively swapped to the fixed interest rate presented.
(2)	Includes our share of debt of equity method investees, based on our ownership percentage.
(3)

The mortgage of $27.2 million is outstanding on Valley View Mall. In the third quarter of 2020, the Company derecognized the assets of Valley View Mall as a result of the property being assigned to a special servicer. The Company will continue to recognize the mortgage until the foreclosure process is complete. The Company has no annual debt service on the property.

(4)	The balance at maturity is subject to increase as additional interest accrues to the principal balances of the loans.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios (1)

June 30, 2021
Debt Yield Ratio
Maintain a minimum Debt Yield Ratio (Senior) of 11.35% from and after June 30, 2021	20.9%
Maintain a minimum Debt Yield Ratio (Corporate) of (a) 6.50% from June 30, 2021 through and including September 30, 2021 and (b) 7.25% from and after October 1, 2021	9.0%
Liquidity
Maintain minimum liquidity of at least $25.0 million, to be comprised of unrestricted cash held in certain deposit accounts subject to control agreements	$104.9 million

(1)

The First Lien Credit Agreement and Second Lien Credit Agreement (collectively, the "Credit Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios and liquidity. All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Agreements.  In addition to the ratios set forth herein, there are several other requirements set forth in the covenants under the Credit Agreements with which the Company must comply. As of June 30, 2021, we were in compliance with terms under the Credit Agreements, however, a material decline in future operating results could affect our ability to comply with the financial covenants.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

FORWARD LOOKING STATEMENTS

This Quarterly Supplemental and Operating Information for the quarter ended June 30, 2021, contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•	our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•	the COVID-19 global pandemic and the public health and governmental response, which have and may continue to exacerbate many of the risks listed herein;
•	changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•

current economic conditions, including current high rates of unemployment and its effects on consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•	social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•

the frequency, severity and potential impact of extreme weather events at or near our properties, including potential property damage, some or all of which may not be covered by insurance, the potential effect on traffic and sales, and the potential increased costs of insurance coverage;

•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•	our substantial debt and our ability to remain in compliance with our financial covenants under our debt facilities;
•	our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements; and
•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 in the section entitled “Item 1A. Risk Factors” and any subsequent reports we file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and six months ended June 30, 2021 and 2020, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, gain/loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, gain on hedge ineffectiveness and reorganization expenses.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.

We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, insurance recoveries and losses, net, provision for employee separation expenses, project costs and other expenses, interest expense, reorganization expenses, equity in loss/income of partnerships, gain on extinguishment of debt, gain/loss on sale of real estate and gain/loss on sales of non-operating real estate.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) non-cash compensation charges, (5) capitalized leasing costs, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.  We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP.  Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows.  EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.